Exhibit 10.30

MeadWestvaco Corporation tel 203 461 7400
One High Ridge Park
Stamford, CT 06905

[MeadWestvaco logo]

December 8, 2003

Mr. Raymond W. Lane

Executive Vice-President

MeadWestvaco Corporation

Courthouse Plaza N.E.

Dayton, Ohio 45463

Dear Mr. Lane:

This letter will document our commitment to honor the terms and conditions of your employment agreement as last amended, August 27, 2002 and to reflect our understanding that you will continue your employment with MeadWestvaco Corporation into the first quarter of 2004 and will retire on January 31, 2004.

This letter sets forth our understanding. We have agreed that:

(I)	the aggregate value of your retirement benefits referred to in paragraph (IV) of your letter agreement dated August 27 is set forth on Exhibit I; and

(II)	while your employment relationship with MeadWestvaco Corporation will formally end on January 31, 2004, you agree to step down from your current responsibilities effective December 31, 2003.

If you agree that this letter correctly sets forth our understanding on these matters, please sign, date and return one copy of this letter to Wendell L. Willkie, II, Senior Vice President and General Counsel.

Very truly yours,

/s/ John A. Luke, Jr.

John A. Luke, Jr.
Chairman and Chief Executive Officer

Agreed to and Accepted:

/s/ Raymond W. Lane

Raymond W. Lane

Date: December 11, 2003

EXHIBIT I

Lump Sum (LS) Retirement Benefits*

Qualified Retirement Plan		Non-qualified Restoration Plan	SERP Benefit	Enhanced Retirement Benefit
$705,702	*	$1,835,129	$2,059,615	$1,565,895	**

•	* This amount is calculated for illustration purposes only using the 4.37% rate. Because it is payable from a qualified plan, it would have to be recalculated to reflect Mr. Lane’s actual benefit commencement date. Mr. Lane would also receive a qualified future service annual retirement benefit in the amount of $1,674, an accrued benefit payable as a single life annuity earned after January 1, 2003 under the qualified plan.

•	** This amount is specified in Mr. Lane’s August 17, 2002 Employment Letter Agreement for termination after March 31, 2003.